EXHIBIT 99.2
OPENTV CORP. Q1 2007 Investor Conference Call
Transcript of Prepared Remarks
May 8, 2007
2:00 p.m. PST
Operator
Good day, ladies and gentlemen. Welcome to the first quarter 2007 OpenTV Corp. earnings conference call. My name is Eric. I’ll be your coordinator today. [Operator instructions] I would like to turn the presentation to Mark Beariault, General Counsel. Please proceed.
Mark Beariault - OpenTV Corp. — General Counsel
Thank you operator. Good afternoon and welcome to OpenTV’s first quarter 2007 financial results call.
I’d like to remind you that, during this call, members of OpenTV’s management, in addition to discussing the actual results of this past quarter, will be making some forward-looking statements. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of factors and uncertainties that could cause our actual results to differ materially from those described in these forward-looking statements. For example, statements regarding forecasted growth of the markets for our products, our ability to expand our product offerings and extend them into new markets, such as digital terrestrial, IPTV and mobile, and our ability to maintain the momentum in our revenue growth and to achieve positive net income, are all forward-looking statements. For a detailed discussion of the factors and uncertainties that could cause our actual results to differ materially from those described in these forward-looking statements, please refer to the risk factors described in our Form 10-K filed with the Securities and Exchange Commission on March 15, 2007 and any updates to those risk factors contained in our quarterly reports on Form 10-Q and the other documents that we file from time to time with the SEC.
Those documents and reports can be viewed on the investor relations page of our website. We undertake no obligation to update or revise of any of our forward-looking statements whether as a result of new information, future events or otherwise.
In addition, during this call we will refer to certain non-U.S. GAAP financial measures, such as adjusted EBITDA and billings, that management believes are helpful in understanding our business and performance. We’ve included a reconciliation of those measures to U.S. GAAP measures in our earnings release which was issued earlier today and also on the Investor Relations page of our website. We will also make available a web cast replay of this conference call on our website. With that, I’ll turn the call to Alan Guggenheim, President and Chief Executive Officer of OpenTV.
Alan Guggenheim - OpenTV Corp. — President, CEO
Thank you, Mark and welcome everyone to OpenTV’s first quarter 2007 conference call. Also joining me today is Shum Mukherjee, Executive Vice President and CFO.
It has been barely two months since our last call, which was my first as CEO of OpenTV. The objective of our call today is to deliver on my promise to explain how we’re going to shape the strategy of the company going forward, and to also share our guidance for 2007, which Shum Mukherjee will do later in the call.
Our Q1 2007 billings to customers were a record $32.2 million, representing a 26% growth over Q1 2006. We generated $1.8 million of cash from operations, and for the sixth consecutive quarter achieved positive EBITDA. GAAP revenue growth was 6% over Q1 2006, resulting in a net bottom line loss of $3.1 million. While these results are consistent with our expectations and with our performance last year, we are setting a higher bar for ourselves going forward and expect to do much better with revenue growth and bottom line profitability. Achievement of higher performance targets start with focus, commitment, and a lot of hard work internally here at OpenTV. We are focused on aligning our strategy with the market and improving our execution. Working together with our entire management team, we have set out to establish a solid strategy direction for OpenTV. While the strategic review is not yet fully completed, I would like to share with you today some of its key principles:
•	First, we want to be a more market-driven company focused on solutions that enable our customers to deploy new services more quickly with less customization and more reusability. This will result in added value to our customers and position them to capitalize on opportunities today and in the future.

•	Second, we need to leverage our internal core competencies while also forming strategic alignments with some of our key partners and suppliers. This will reduce our overall cost base and expedite time to market.

•	Third, we need to define an organization that is structured to most effectively drive the company forward and meet the needs of our investors, customers, partners and the market.
Our mission is now clearly defined: to generate value by being the leading provider of end-to-end solutions for the delivery of convergent media experiences. What does that mean — convergent media experiences? Our customers want to engage their customers anytime, anywhere, and on any device. We want to enable them to do that with connected and integrated solutions. We want to be the strategic partner to our customers, and solidify the critical role we play in the rapid evolving digital media delivery chain. To do this we must design and market end-to-end solutions. This approach helps ensure long-term strategic involvement with our customers and our business partners. As we help them succeed, we will share in that success which will create additional value for our own shareholders.
Our market-driven technology road map will embrace all of the key elements behind a true end-to-end solution. We are addressing emergent technologies in the set-top box like Flash and HTML, contributing to market standards like OCAP, E-BIF or MHP, and positioning OpenTV for new segments and platforms like mobile and DTT. Our solutions will be delivered, not only on the set-top boxes and televisions that our customers have traditionally relied on, but also other devices such as the PC and handheld devices. And finally, our solutions will be dynamic and integrated with key head-end components like our OpenTV Streamer, Notify and Measure offerings, as well as leveraging our unique capabilities in interactive and targeted advertising and participation television — two key areas in which we enjoy early mover advantage.
Another key piece of our global vision is to build stronger alliances with partners worldwide, including chipset and set-top box manufacturers as well as other key partners in the digital television world. Our patented technologies and our leadership in Middleware make OpenTV an attractive and valued partner. In turn, our partners help strengthen our solutions, resulting in a dynamic OpenTV ecosystem that is well positioned to deliver end-to-end solutions to our customers.
In order to implement this new strategy, our organizational structure needs to support our goals. To that end, we are establishing a new organization with a clear focus on marketing, selling, and delivering solutions around the world. Our sales force will be coordinated and managed with a global approach, allowing us to leverage synergies and best practices. This will also enable us to more effectively manage some of our large global customers such as NewsCorp, Liberty Global and others. These sales efforts must be complemented by strong program management, customer support and quality assurance. Our organization will emphasize better end-to-end service to our customers and partners.
OpenTV already enjoys market-leading positions and good momentum in terms of customer growth. OpenTV is the global leader in Middleware. In fact, our Middleware and embedded HTML technologies have now been integrated in more than 88 million digital devices around the world. That means we are well positioned to take advantage of very favorable market dynamics. This is especially important now as we see a generational shift in the television and media industry. Today, more and more customers embrace services like DVRs, high definition, and the experiences that IP and hybrid set-top boxes can deliver. Beyond new services and capabilities in the set-top and the TV, new platforms are developing — like DTT, IPTV and mobile.
We continue to expand our diverse customer base in many countries around the world, including large deals with customers in India, China, Eastern Europe, Latin America, and other emerging markets. The markets we serve enjoy robust growth potential, and we are well positioned to capitalize on that potential through increased digital penetration, as well as the implementation of advanced technologies. Financially we are healthy, with over $70 million in cash and no debt, and we have a stable and strategic controlling shareholder that acknowledges the value that OpenTV brings to the worldwide marketplace.
This is a glimpse of our future. It is a future where we expect to be faster, better, and smarter in our execution and delivery of solutions to our customers resulting in value for all stakeholders of OpenTV — customers, partners, shareholders and employees.
We are also executing on pre-existing agreements, and in the first quarter our Middleware and embedded HTML technologies were shipped in more than six million devices, including over one million digital televisions in Japan and 1.3 million set-top boxes with DishTV in India. Our deployment schedule for the remainder of 2007 remains on track, but we are also focused on growing our Middleware and Applications footprint with both existing and new customers.
In fact just this morning we announced that NTV+, Russia’s first and only direct-to-home satellite TV operator, has selected OpenTV’s Middleware. NTV+ will utilize our most advanced digital television solution, including Core2, to launch HDTV services to its subscribers on Thompson set-top boxes using the ST7100 chipset and Viaccess Conditional Access. NTV+ expects to launch its HDTV offering in the second quarter of 2007.
In addition, we are encouraged with attraction our Participate business is gaining in the market. On our last call I noted agreements with NBC/Universal as well as MOJO Media in the Philippines and China. Since then we have announced a multi-year licensing agreement for OpenTV Participate with Active Loop in Norway. Here we will serve as the central interactive TV business management system for Active Loop Television, which provides more than 2,500 hours of programming in 13 countries every month. This is a prime example of the market opportunities that exist for Participation television solutions.
Long-term opportunities also exist with the advance advertising market. Google made headlines in April with their agreement with EchoStar. We believe their involvement signals a growing market belief in the power of advanced advertising. The market is still in an early stage of development, but we bring key strengths to the table. These include our technology platform, our knowledge and leadership position in the servicing of ad insertion and management for cable operators and our customer relationships and foothold in the global Middleware market. In these ways we are well positioned to play a key role in the development of the advertising opportunity worldwide.
To summarize, OpenTV is a strong competitor that will get stronger as we intensify our focus on our global vision and execute a strategy that solidifies and builds on our leadership position in the global Middleware market. As we do so, we also believe the financial profile of the company will continue to improve for the benefit of all our shareholders. With that, I will now turn it over to Shum.
Shum Mukherjee - OpenTV Corp. — EVP, CFO
Thank you, Alan.
Looking at our first quarter results, let me start with the income statement. First quarter revenues were $26.4 million, an increase of $1.5 million or 6% over Q1 2006 revenues. Our growth was driven by solid increases in our Middleware and Applications segment, offset by a $700,000 decrease in revenues at BettingCorp over Q1 2006. On a sequential basis, first quarter revenues were flat over fourth quarter 2006.
Billings to customers in Q1 2007 were $32.2 million, 26% over customer billings in Q1 2006, and 15% over billings of $28 million in Q4 2006. Deferred revenue at the end of Q1 2007 was $31.4 million, an increase of $5.8 million or 23% over the $25.6 million of deferred revenues reported in the fourth quarter of 2006, and a 35% increase over the $23.2 million reported at the end of Q1 2006. The increase reflects strength in invoiced business from our customers that we cannot yet recognize as revenues under U.S. GAAP rules.

Middleware continues to drive our financial results. We reported Middleware and Integrated Technologies revenues for the first quarter of $21.7 million, 10% growth year-over-year. As noted earlier, during the first quarter we shipped six million copies of our software products for set-top boxes and digital televisions. Our Middleware and embedded HTML technologies have now been integrated in over 88 million digital set-top boxes and televisions around the world. Our deployment schedule remains on track for 2007, including existing agreements with Time Warner, which we continue to expect to launch in the second half of 2007, and Star Communications in China, which we expect to launch in 2007.
Now let’s look at our Applications segment, which includes our traffic and billing products, interactive advertising, PlayJam and other applications. Revenues in this segment increased 7% to $4.4 million, compared to Q1 2006 revenues of $4.1 million. Applications segment results include a $0.9 million increase in advertising revenues over Q1 2006, offset by a $400,000 decrease in PlayJam revenues year-over-year and a $300,000 decrease in NASCAR revenues year-over-year due to the expiration of our NASCAR contract in December 2006.
Revenues in our BettingCorp. segment were $700,000 below Q1 of 2006, primarily reflecting the sale of our PlayMonteCarlo channel in Q4 of 2006.
Adjusted EBITDA for unusual items for the first quarter was $300,000, compared to $800,000 in the year-ago first quarter. The decrease is attributable to $1 million of additional headcount related expenses in our Middleware segment. These expenses were incurred for the launch of new customers like Time Warner, Dish India and others for which we are not yet able to recognize revenues.
Net loss for the first quarter of 2007 was $3.1 million, or $0.02 per share, same as a year ago.
Our balance sheet and financial position remain strong. Our cash portfolio as of March 31, 2007 was $71.8 million, compared to $65.2 million at December 31, 2006. The increase primarily reflects Liberty’s capital contribution to us of $5.4 million at the close of the Kudelski transaction in February 2007, and additional billings of $4.2 million, partially offset by $5.1 million in bonus payments to employees for 2006. We still expect to receive up to an additional $14.3 million in early 2008 when Liberty’s escrow arrangements with Kudelski expire.
Let’s now turn to our outlook for 2007. To help provide better insight into the progress of our business, in addition to revenue on a U.S. GAAP basis, we are going begin providing on our earnings calls guidance based on billings, which is a non-U.S. GAAP financial measure. Billings is a key measure we use internally to analyze top-line performance and is a good proxy for measuring shipment activity. Billings can be calculated from our financial statements by adding the change in deferred revenue to our GAAP reported revenue on the income statement. Given the long lead time and sales cycles involved with new launches of our Middleware products and the way U.S. GAAP requires us to recognize associated revenue, we believe this billings metric provides a useful gauge on how our business is performing. With that in mind, here is our outlook for 2007:
•	Our full-year 2007 guidance calls for billings in the range of 117 to $122 million. The mid-point of the range represents 15% growth over 2006 billings of $105 million.

•	We are expecting U.S. GAAP revenues between $105 to $115 million for full year 2007. Two factors could contribute to achieving the higher end of the range — one is the potential for accelerated delivery of our products and therefore quicker revenue recognition at one of our customers; the other is a potential for a higher-than-expected rate of set-top box shipments by our customers during the second half of this year.

•	As for net income, we’re expecting a $4 to $10 million improvement over full-year 2006 levels. The high end of the range puts us close to break-even for the year and we expect further net income improvement in 2008.
With that, I’ll turn the call over to the operator for questions.